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Exhibit 21.1

Entity Name	State of Incorporation
1 Madison Residential Holdings B LLC	Delaware
100 Church Fee Owner LLC	Delaware
1010 Washington SLG Owner LLC	Delaware
150 Grand Owner LLC	Delaware
107-30 Rockaway Blvd LLC	Delaware
108-01 Rockaway Blvd LLC	Delaware
1515 Promote LLC	Delaware
1515 SLG Optionee LLC	Delaware
1515 SLG Private REIT LLC	Delaware
300 Main Lessee LLC	Delaware
333W34 SLG Owner LLC	Delaware
673 Interest Holder LLC	Delaware
750 Third Owner LLC	Delaware
885 Third Fee LLC	Delaware
919 Ground Lease Member LLC	Delaware
Belmont Insurance Company	New York
eEmerge, Inc	Delaware, New York
GKK Manager Member Corp.	Delaware
Greater New York Property LLC	Delaware
Green 1221 Interest Owner LLC	Delaware
Green 1250 Broadway Acquisition LLC	Delaware, New York
Green 1250 Broadway LLC	Delaware, New York
Green 141 Fifth Investment LLC	Delaware
Green 141 Fifth Participation Corp.	Delaware
Green 1604 Investment LLC	Delaware
Green 19W44 JV LLC	Delaware
Green 19W44 Member LLC	Delaware
Green 28W44 LLC	Delaware
Green 28W44 Member LLC	Delaware
Green 317 Madison LLC	Delaware, New York
Green 379 Broadway LLC	Delaware
Green 461 Fifth Lessee LLC	Delaware, New York
Green 485 Holdings LLC	Delaware
Green 521 Fifth Mezz LLC	Delaware
Green 625 Mezz Lessee LLC	Delaware
Green 673 SPE Member Inc.	New York
Green 711 Fee Manager LLC	Delaware
Green 711 LM LLC	New York
Green 711 Mortgage Manager LLC	Delaware
Green 711 Sublease Manager LLC	Delaware
Green 800 Third Holdings LLC	Delaware
Green 800 Third LLC	Delaware
Green Broadway Nassau LLC	Delaware
Green Broadway/34 Investment LLC	Delaware
Green Hill Acquisition LLC	Delaware, New York
Green Jericho Member LLC	Delaware
Green Loan Services LLC	Delaware
Green Meadows Member LLC	Delaware
Green W 57TH ST LLC	New York
Jericho Promote Member LLC	Delaware
Landmark Square 1-6 LLC	Delaware
New Green 673 Realty LLC	New York
OS MEADOWS MEMBER II, LLC	Delaware

Entity Name	State of Incorporation
Reckson Operating Partnership, L.P.	Delaware
S.L. Green Management Corp.	New York
SL Green 100 Park LLC	New York
SL Green 800 JV Member LLC	Delaware
SL Green Capital Trust I	Delaware
SL Green Funding LLC*	New York
SL Green Management LLC	Delaware, New York
SL Green Operating Partnership L.P.	Delaware, New York
SL Green Realty Acquisition LLC	Delaware, New York
SL Green Realty Corp.	Maryland, New York
SL Green Servicing Corp.	Delaware
SLG 1330 AOA LLC	Delaware
SLG 1372 BROADWAY GP LLC	Delaware
SLG 1372 Broadway Limited Partner LLC	Delaware
SLG 1515 Broadway Finance LLC	Delaware
SLG 16 Court Street LLC	Delaware
SLG 1745 GP LLC	Delaware
SLG 1745 LP LLC	Delaware
SLG 2 Herald LLC	Delaware
SLG 2 Herald Manager LLC	Delaware
SLG 220 News MZ LLC	Delaware, New York
SLG 220 News Owner LLC	Delaware, New York
SLG 331 Madison LLC	Delaware
SLG 388 Greenwich Promote LLC	Delaware
SLG 388 Greenwich Shareholder LLC	Delaware
SLG 48 E. 43rd LLC	Delaware
SLG 500 West Putnam Owner LLC	Delaware
SLG 609 Fifth LLC	Delaware
SLG 625 Lessee LLC	Delaware
SLG 711 Fee LLC	New York
SLG 711 Third LLC	New York
SLG 717 Fifth Member LLC	Delaware
SLG 885 Third Manager LLC	Delaware
SLG Asset Management Fee LLC	Delaware, New York
SLG Elevator Holdings LLC	New York
SLG Gramercy Services LLC	Delaware
SLG Graybar Mesne Lease Corp	New York
SLG Graybar Mesne Lease I LLC	Delaware
SLG Graybar Mesne Lease LLC	New York
SLG Graybar Sublease Corp	New York
SLG Graybar Sublease LLC	New York
SLG Graybar New Ground Lessee LLC	Delaware
SLG Graybar New Lessee LLC	Delaware
SLG IRP Realty LLC	New York
SLG Madison Investment LLC	Delaware
SLG One Park Shareholder II LLC	Delaware
SLG One Park Shareholder LLC	Delaware
SLG Protective TRS Corp	Delaware, New York
SLG RSVP Member LLC	Delaware
SLG Tower 45 LLC	Delaware
Structured Finance TRS Corp.	Delaware

*
The purpose of this entity is to engage in structured finance investments through various wholly-owned subsidiaries which are not included on this list.

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  Exhibit 21.1